SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

☒ Definitive Additional Materials

Federated Hermes, Inc.

(Name of Registrant as Specified In Its Charter)

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Federated Hermes, Inc.

1001 Liberty Avenue

Pittsburgh, Pennsylvania 15222-3779

SUPPLEMENT TO THE INFORMATION STATEMENT FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON April 30, 2020

The following information supplements and amends the Federated Hermes, Inc. (“Federated Hermes”) Information Statement furnished to Shareholders in connection with the Annual Meeting to be held on April 30, 2020. Capitalized terms used in this supplement (“Supplement”) and not otherwise defined in the Supplement have the meanings given to them in the Information Statement. This Supplement is being filed with the Securities and Exchange Commission (“SEC”) on April 2, 2020.  In accordance with recent SEC staff guidance, this Supplement also will be announced to Shareholders via press release on April 2, 2020.

THE INFORMATION STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE INFORMATION STATEMENT.

Due to COVID-19 and the associated health risks and government imposed restrictions on travel and gathering, the Annual Meeting to be held on April 30, 2020 will take place telephonically at 4:00 pm eastern standard time. Shareholders may access the Annual Meeting by calling (888) 272-7337 (U.S. and Canada) or (631) 609-4029 (International) and entering conference code 3720526349.

The agenda for the Annual Meeting remains as disclosed in the Information Statement.  The only Shareholder entitled to vote at the Annual Meeting is the Voting Shares Irrevocable Trust, dated May 31, 1989, as holder of all 9,000 of the outstanding shares of Class A Common Stock.